UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2005
Date of report (Date of earliest event reported)

APPLERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	1-4389 (Commission file number)	06-1534213 (IRS Employer Identification No.)

301 Merritt 7
Norwalk, Connecticut 06851
(Address of Principal Executive Offices, Including Zip Code)

(203) 840-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

     Stock Option Grants. At a meeting of the Management Resources Committee (the “MRC”) of the Board of Directors of Applera Corporation (“Applera”) held on June 2, 2005, the MRC approved the grant of non-qualified stock options to some employees of Applera and its subsidiaries, including: options to purchase shares of Applera Corporation-Applied Biosystems Group Common Stock (“AB stock”) pursuant to the Applera Corporation/Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan; and options to purchase Applera Corporation-Celera Genomics Group Common Stock (“CRA stock”) pursuant to the Applera Corporation/Celera Genomics Group Amended and Restated 1999 Stock Incentive Plan. The action of the MRC included grants of options to purchase the following number of shares of AB stock and CRA stock to Applera’s executive officers:

Executive Officer	Shares of AB Stock	Shares of CRA Stock

Tony L. White Chairman, President and Chief Executive Officer	262,500	87,500

Robert F. G. Booth Vice President	–	60,000

Catherine M. Burzik Senior Vice President and President, Applied Biosystems Group	150,000	50,000

Ugo D. DeBlasi Vice President and Controller	28,000	10,500

Dennis A. Gilbert Vice President	45,000	–

Barbara J. Kerr Vice President, Human Resources	83,000	27,000

Sandeep Nayyar Assistant Controller	45,000	–

Kathy P. Ordonez Senior Vice President, and President, Celera Genomics Group and Celera Diagnostics	50,000	150,000

William B. Sawch Senior Vice President and General Counsel	90,000	30,000

Dennis L. Winger Senior Vice President and Chief Financial Officer	90,000	30,000

     The options to purchase shares of AB stock granted to our executive officers have an exercise price of $21.475 per share, which was the fair market value of AB stock on the grant date based on the average of the high and low sales price of AB stock on the New York Stock Exchange on the grant date, and the options to purchase shares of CRA stock granted to our executive officers have an exercise price of $10.155 per share, which was the fair market value of CRA stock on the grant date based on the average of the high and low sales price of CRA stock on the New York Stock Exchange on the grant date. These options have a term of 10 years from the grant date, and are fully vested and exercisable as of the grant date. However, shares acquired upon the exercise of these options are subject to a restriction on transfer (covering sales, gifts, pledges, and any other method of disposition). The transfer restriction will lapse, for each grant of options to purchase AB stock and CRA stock, on 25% of the shares covered by these grants on each of the first four anniversaries of the grant date. Also, the transfer restriction will lapse in full upon termination of employment for any reason.

     Acceleration of Vesting of Previously Awarded Stock Options. At the June 2, 2005, MRC meeting, the MRC approved acceleration of the vesting of unvested stock options previously awarded to some Applera employees, including some executive officers. The accelerated options were issued under the Applera Corporation/Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan and the Applera Corporation/Celera Genomics Group Amended and Restated 1999 Stock Incentive Plan, and were issued in conjunction with long term incentives awarded to those Applera employees under the Applera Corporation Performance Unit Bonus Plan. However, shares acquired upon the exercise of these options are subject to a restriction on transfer (covering sales, gifts, pledges, and any other method of disposition). The transfer restriction will lapse as to shares issuable upon the exercise of these options on the date that the options would have otherwise vested with respect to those shares. Also, the transfer restriction will lapse in full upon termination of employment for any reason.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ William B. Sawch William B. Sawch Senior Vice President and General Counsel

Dated: June 7, 2005